                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

                               [Amendment No.  ]

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           VIISAGE TECHNOLOGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           Viisage Technology, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:



     (2) Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



     (4) Total fee paid:



[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
                      ------------------------------
     (4) Date Filed:

                                [VIISAGE LOGO]


                                         April 30, 1999

Dear Shareholder:

     You are cordially invited to attend the Special Meeting in Lieu of the 1999 Annual Meeting (the "Meeting") of the Shareholders of Viisage Technology, Inc. ("Viisage"). Your Board of Directors and management look forward to greeting those of you who are able to attend.

     Our 1998 Annual Report is enclosed. I hope you will read it carefully. I have also enclosed our Notice of Special Meeting in Lieu of the 1999 Annual Meeting, Proxy Statement, and proxy card.

     At the Meeting, your Board of Directors will be asking you to vote for two directors and to ratify the selection of Viisage's independent public accountants, as described more fully in the enclosed Proxy Statement. For the reasons set forth in the Proxy Statement, your Board of Directors recommends votes "FOR" the directors and the proposal.

     Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted. Accordingly, please read the enclosed material and mark, date, sign, and return the enclosed proxy card at your earliest convenience. If you attend the Meeting, you may revoke your proxy by requesting the right to vote in person.

                                        Sincerely,



                                        /s/ Denis K. Berube
                                        Denis K. Berube
                                        Chairman of the Board of Directors



                            YOUR VOTE IS IMPORTANT.
             PLEASE MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD.

                                [VIISAGE LOGO]


                                30 Porter Road
                        Littleton, Massachusetts 01460



                 NOTICE OF THE SPECIAL MEETING IN LIEU OF THE
                      1999 ANNUAL MEETING OF SHAREHOLDERS

  The Special Meeting in Lieu of the 1999 Annual Meeting of the Shareholders of Viisage Technology, Inc. ("Viisage") will be held at 10:30 a.m. on Friday, May 28, 1999 in the Board Room of the State Street Bank and Trust Company Building, 225 Franklin Street, Boston, Massachusetts. The Meeting is being held for the following purposes:

     1.   To elect two Class III directors for three year terms;

     2. To ratify the selection of Arthur Andersen LLP as independent public accountants for Viisage for the year ending December 31, 1999; and

     3. To transact such other business as may properly come before the Meeting.

  Shareholders of record at the close of business on March 31, 1999, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting.

  The enclosed proxy card, Proxy Statement, and Viisage's 1998 Annual Report are being sent to you along with this Notice.

                                  By Order of the Board of Directors



                                  /s/ Charles J. Johnson
                                  Charles J. Johnson,
                                  Secretary


April 30, 1999

                           VIISAGE TECHNOLOGY, INC.
                                PROXY STATEMENT
                                    FOR THE
                        SPECIAL MEETING IN LIEU OF THE
                      1999 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 28, 1999


  This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Viisage Technology, Inc., a Delaware corporation (the "Company" or "Viisage"), for the Special Meeting in Lieu of the 1999 Annual Meeting of Shareholders to be held at 10:30 a.m. on Friday, May 28, 1999, in the Board Room of the State Street Bank and Trust Company Building, 225 Franklin Street, Boston, Massachusetts, and at any adjournment thereof (the "Meeting"). The Company's principal executive offices are located at 30 Porter Road, Littleton, Massachusetts 01460. This Proxy Statement and the accompanying proxy card are expected to be first provided to shareholders on or about May 8, 1999.


Voting Procedures

  Viisage's Board of Directors (the "Board of Directors" or the "Board") is soliciting proxies for the election of two Class III directors, comprising the class of directors to be elected for the term expiring in 2002, and the ratification of the selection of the Company's independent public accountants.

  At the close of business on March 31, 1999, the record date for the Meeting, there were outstanding and entitled to vote 8,420,968 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"). Only shareholders of record at the close of business on March 31, 1999 are entitled to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote.

  The representation, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business at the Meeting. Your vote is very important. Whether or not you plan to attend the Meeting in person, please mark, date, sign and promptly return the enclosed proxy card. All signed and returned proxies count toward establishing a quorum, regardless of how the shares are voted. An abstention or withholding authority to vote will be counted as present for determining a quorum.

  Shares represented by proxy will be voted in accordance with your instructions. If your proxy card is signed and returned without specifying choices, your shares will be voted for the nominees for director, for the proposal, and as the individuals named as proxy holders on the proxy card deem advisable on all other matters that may properly come before the Meeting.

  A plurality of the votes cast by shareholders entitled to vote is required to approve the election of the directors. For the proposal, the affirmative vote of a majority of the Common Stock present or represented and voting on the matters is necessary for ratification. With respect to the election of the directors, abstentions and broker "non-votes" will not have an effect. Regarding the ratification proposal, abstentions will have the effect of negative votes, but broker non-votes will have no effect. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

  A shareholder who returns a proxy card may revoke it at any time before the shareholder's shares are voted at the Meeting by written notice to the Secretary of the Company received prior to the Meeting, by executing and returning a later-dated proxy, or by voting by ballot at the Meeting.

PROPOSAL 1 -- ELECTION OF DIRECTORS

  Two directors are to be elected at the Meeting. Class III directors Peter Nessen and Thomas J. Reilly are to be re-elected at the meeting for a three year term expiring at the 2002 Annual Meeting of Shareholders and until their successors have been elected and duly qualified.

  Pursuant to the Company's Restated Certificate of Incorporation, the Board has set the number of directors at six. In addition, the Restated Certificate of Incorporation provides that directors shall be divided into three classes and that each director shall serve for a term of three years and until his or her successor is elected and qualified or until his or her earlier resignation, death, or removal. One class of directors is elected at each annual meeting for a three year term.

  The Class I directors (whose terms expire in 2000) are Denis K. Berube and Charles E. Levine. The Class II directors (whose terms expire in 2001) are Charles J. Johnson and Harriet Mouchly-Weiss. There are no family relationships between any of the directors or executive officers of the Company.

Nominees and Incumbent Directors

  If elected at the Meeting, Messrs. Nessen and Reilly will serve for three year terms expiring on the date of the Annual Meeting of Shareholders in 2002 and until their successors have been elected and duly qualified. Messrs. Nessen and Reilly have consented to serve as directors of the Company, and the Board of Directors has no reason to believe that they will be unavailable for service. The terms of the two Class I and the two Class II directors will continue as indicated above.

  The Board recommends a vote "FOR" the proposed nominees to the Board.

  The following sets forth the names of and certain information about the persons nominated as directors and the directors whose terms do not expire at the Meeting. Information regarding their beneficial ownership of shares of the Company's Common Stock is reported in the section entitled "Security Ownership."


Nominees for Class III Directors


  Peter Nessen, 63, has served as a director of Viisage since its incorporation in May 1996 and earlier served on the Advisory Board of the Viisage Technology Division of Lau Technologies. Mr. Nessen has been Chairman of the Board of NCN Financial Corporation, a private banking firm, since January 1995. From June 1993 through December 1994, Mr. Nessen was a Dean at Harvard Medical School, responsible for special projects. Mr. Nessen was Secretary of Administration and Finance for the Commonwealth of Massachusetts from January 1991 through May 1993 and managing partner of the consulting practice in the Boston office of BDO Seidman LLP, a public accounting firm, from February 1990 through December 1990.

  Thomas J. Reilly, 60, has served as a director of Viisage since its incorporation in May 1996 and earlier served on the Advisory Board of the Viisage Technology Division of Lau Technologies. Mr. Reilly has been a self-employed financial consultant since December 1994. From June 1966 through November 1994, Mr. Reilly was with Arthur Andersen LLP, a public accounting firm, and became a partner in 1975.

Directors Whose Terms Expire at the 2000 Annual Meeting (Class I Directors)

  Denis K. Berube, 56, has been the Chairman of the Board of Directors of Viisage since the Company's incorporation in 1996. He chaired the Advisory Board of the Viisage Technology Division of Lau Technologies since its formation in October 1995. Mr. Berube is Executive Vice President and Chief Operating Officer of Lau Technologies, where he has been employed since 1990.

  Charles E. Levine, 46, has served as Chief Marketing and Sales Officer of Sprint PCS since January 1997. Mr. Levine served as Senior Vice President of Octel Services, a provider of voice systems services, from October 1994 through September 1996, after which he enjoyed a few months off before joining Sprint PCS. From October 1993 to October 1994 Mr. Levine was Chief Executive Officer and Director of CFT Systems, a company focusing on developing software for field-based utility workers. Mr. Levine was a Vice President at AT&T from February 1987 to October 1993, with marketing, product management, and general management responsibilities.

Directors Whose Terms Expire at the 2001 Annual Meeting (Class II Directors)

  Charles J. Johnson, 43, has served as a director of Viisage since its incorporation in May 1996 and earlier served on the Advisory Board of the Viisage Technology Division of Lau Technologies. Mr. Johnson is a principal of the law firm Finnegan, Hickey, Dinsmoor & Johnson, P.C. in Boston, Massachusetts, which serves as counsel to the Company and Lau Technologies. Finnegan, Hickey, Dinsmoor & Johnson, P.C. will continue to provide legal services to the Company during 1999.

  Harriet Mouchly-Weiss, 56, has served as a director of Viisage since its incorporation in May 1996 and earlier served on the Advisory Board of the Viisage Technology Division of Lau Technologies. Ms. Mouchly-Weiss founded Strategy XXI Group, an international communications and consulting firm in January 1993 and has served as its managing partner since that time. From 1986 to December 1992, Ms. Mouchly-Weiss was President of GCI International, an international public relations and marketing agency.

Executive Officers

  Executive officers of the Company are elected by the Board of Directors annually, and, subject to a severance agreement with Mr. Colatosti and an employment agreement with Mr. Marshall, serve until their successors have been duly elected and qualified.


  Thomas J. Colatosti, 51, became the President and Chief Executive Officer of the Company on November 3, 1998. From July 8, 1998 until November 3, 1998, Mr. Colatosti served as Chief Operating Officer of the Company. Prior to that, he served as Vice President, Operations of the Company, which he joined on December 30, 1996. From April 1995 through December 1996, Mr. Colatosti was President and Chief Executive Officer of CIS, a software and systems integration company. Mr. Colatosti held various finance, sales, and operations positions with Digital Equipment Corporation from 1973 to March 1995, serving as Vice President of the Northeast Region from 1993 through 1994 and Vice President of the Federal Systems Division from 1991 to 1993.

  William A. Marshall, 46, is Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Marshall previously served as Chief Financial Officer of the Viisage Technology Division of Lau Technologies, which he joined in December 1995. From September 1994 through November 1995, Mr. Marshall was an independent consultant, providing general management and financial consulting services. Mr. Marshall was a partner with KPMG Peat Marwick LLP, a public accounting firm, from July 1987 through August 1994. Mr. Marshall is a certified public accountant.

Meetings of the Board of Directors and Committees

  The Company's Board of Directors held seven meetings during 1998, and each director attended all Board and committee meetings on which he or she served, except that Mr. Levine attended two of the four Board meetings for which he was eligible to attend.

  The Board has established a Compensation Committee, Audit Committee, and Marketing Committee, all of which are comprised of outside directors. The Compensation Committee, comprised of Mr. Reilly (chair), Ms. Mouchly-Weiss, and Mr. Nessen, reviews senior management performance, recommends executive compensation, and administers the Executive Incentive Compensation Plan, 1996 Management Stock Option Plan, as amended, and the 1997 Employee Stock Purchase Plan. The Audit Committee, comprised of Messrs. Nessen (chair) and Reilly, reviews the scope of the Company's internal controls, recommends the selection of the Company's independent public accountants, reviews the scope of the audit with the independent public accountants and reviews the results of the audit. During 1998, the Compensation Committee met three times, and the Audit Committee met four times. The Marketing Committee, comprised of Ms. Mouchly-Weiss (chair), Mr. Johnson, Mr. Nessen, and Mr. Levine reviews and makes recommendations regarding the Company's marketing strategy and plans. The Company does not have a nominating committee of the Board of Directors, and the Board of Directors undertakes all nominating functions.

Compensation of Directors

  For their service as directors in 1998, each director received a retainer of $2,000 per month, but no additional fees for attending Board or committee meetings. In addition, the Company reimburses directors for their out-of-pocket expenses incurred in connection with any Board or committee meetings. To conserve cash, directors will receive stock in lieu of cash compensation for the period January 1, 1999 through June 30, 1999, after which the Compensation Committee will reconsider this means of compensation for the periods subsequent to June 30, 1999.


  Directors also receive option grants for nonqualified options under the Company's 1996 Director Stock Option Plan, as amended (the "Director Plan"). Options to purchase an aggregate 176,620 shares have been issued which enable each director to purchase 31,330 shares of Common Stock (except for Mr. Levine, who, having joined the Board more recently, has options to purchase 19,970 shares), subject to adjustment as provided in the Director Plan and subject to various vesting requirements. Vesting occurs only if the option holder is serving on the Board on the vesting date.



Compensation Committee Interlocks and Insider Participation


  The Compensation Committee consists of Mr. Reilly (chair), Ms. Mouchly-Weiss, and Mr. Nessen, none of whom are officers or employees of the Company.

Security Ownership


  The following table sets forth, as of March 31, 1999, the beneficial ownership of Common Stock by all directors, named executive officers, all directors and executive officers of the Company as a group, and each person who is known to the Company to own 5% or more of the Company's Common Stock. With respect to persons owning 5% or more of the Company's Common Stock, the Company has relied on documents that Lau Technologies filed with the Securities and Exchange Commission, indicating holdings which are current through December 31, 1998.



======================================================================================================
Name and Address(1)               Shares Beneficially  Owned(2)                  Percentage
------------------------------------------------------------------------------------------------------
Joanna T. Lau(3)                  6,594,829                                         78.3%
------------------------------------------------------------------------------------------------------
Denis K. Berube(4)                6,594,829                                         78.3%
------------------------------------------------------------------------------------------------------
Lau Technologies(5)               6,561,646                                         77.9%
------------------------------------------------------------------------------------------------------
Thomas  J. Colatosti(6)(7)        56,748                                              *
------------------------------------------------------------------------------------------------------
Robert C. Hughes(6)(8)            233,270                                            2.8%
------------------------------------------------------------------------------------------------------
William A. Marshall(6)(9)         103,983                                            1.2%
------------------------------------------------------------------------------------------------------
Yona Wieder(6)(10)                123,826                                            1.5%
------------------------------------------------------------------------------------------------------
Charles J. Johnson(6)(11)         26,183                                              *
------------------------------------------------------------------------------------------------------
Harriet Mouchly-Weiss(6)(12)      26,383                                              *
------------------------------------------------------------------------------------------------------
Peter Nessen(6)(13)               32,183                                              *
------------------------------------------------------------------------------------------------------
Thomas J. Reilly(6)(14)           26,183                                              *
------------------------------------------------------------------------------------------------------
Charles E. Levine(6)(15)          21,823                                              *
------------------------------------------------------------------------------------------------------
All directors and executive       7,245,411                                          86%
officers as a group
(10 persons)(16)
------------------------------------------------------------------------------------------------------

* Less than one percent of the 8,420,968 shares issued and outstanding as of March 31, 1999.


(1) The address of all persons who are directors or executive officers of the Company is in care of the Company at 30 Porter Road, Littleton, Massachusetts 01460. The address of Ms. Lau and Lau Technologies is in care of Lau Technologies, 30 Porter Road, Littleton, Massachusetts 01460.


(2) Unless otherwise noted, each person identified possesses sole voting and investment power over the shares owned.


(3) Consists of 6,561,646 shares held as described below by Lau Technologies, of which Ms. Lau owns approximately 56% of the outstanding capital stock, 1,000 shares owned directly by Ms. Lau, 16,330 shares issuable to Denis K. Berube, the spouse of Ms. Lau, pursuant to stock options, and 15,853 shares owned by Mr.
Berube.   Ms. Lau disclaims beneficial ownership of the 16,330 issuable shares and the 15,853 shares owned by Mr. Berube.

(4) Consists of 6,561,646 shares described below held by Lau Technologies, of which Mr. Berube's spouse owns approximately 56% of the outstanding capital stock, 1,000 shares owned directly by Ms. Lau, 16,330 shares issuable to Mr. Berube pursuant to stock options, and 15,853 shares owned by Mr. Berube. Mr. Berube disclaims beneficial ownership of the shares of Common Stock held by Lau Technologies and the 1,000 shares owned by Ms. Lau.

(5) Consists of 5,478,000 shares held by Lau Technologies, which includes shares subject to Lau Technologies' lenders options to acquire an aggregate of 49,700 shares under certain conditions including reaching certain lending benchmarks; 514,555 shares pursuant to a subordinated convertible note; and 569,091 shares pursuant to two option agreements.

(6) Represents shares of Common Stock issuable pursuant to stock options. The total number of shares issuable under options granted to Messrs. Colatosti, Hughes, Marshall, Wieder, each director (except Mr. Levine), Mr. Levine, and all directors and executive officers as a group are 717,837, 233,270, 213,000, 284,000, 31,330, 19,970, and 1,626,666, respectively.

(7) Consists of 56,748 shares issuable to Mr. Colatosti pursuant to stock options and 200 shares held by Mr. Colatosti's children. Mr. Colatosti disclaims beneficial ownership of his children's shares.

(8) Consists of 233,270 shares issuable to Mr. Hughes pursuant to stock options and 100 shares owned by Mr. Hughes' son of majority age living in the same household. Mr. Hughes disclaims beneficial ownership of his son's 100 shares.

(9) Consists of 101,751 shares issuable pursuant to stock options and 2,232 shares owned by Mr. Marshall directly.

(10) Consists of 117,126 shares issuable pursuant to stock options and 6,700 shares owned directly by Mr. Wieder.

(11) Consists of 16,330 shares issuable pursuant to stock options and 9,853 shares owned by Mr. Johnson directly.

(12) Consists of 16,330 shares issuable pursuant to stock options and 10,053 shares owned directly by Ms. Mouchly-Weiss.

(13) Consists of 16,330 shares issuable pursuant to stock options and 15,853 shares owned directly by Mr. Nessen.

(14) Consists of 16,330 shares issuable pursuant to stock options and 9,853 shares owned directly by Mr. Reilly.

(15) Consists of 4,970 shares issuable pursuant to stock options and 16,853 shares owned directly by Mr. Levine.

(16)  Represents shares described in Notes 4 and 7-15.

Section 16(a) Beneficial Ownership Reporting Compliance

  Based solely on a review of reports provided to the Company for 1998 pursuant to Section 16 of the Securities Exchange Act of 1934 and written representations that no reports were required, the Company believes that all of the reports required to be filed under Section 16 were timely filed.

  Executive Compensation



----------------------------------------------------------------------------------------------------------------------------------

                                         Annual                                       Long Term
                                     Compensation(1)                             Compensation Awards

----------------------------------------------------------------------------------------------------------------------------------
Name and Principal           Year   Salary   Incentive (2)    Securities Underlying Options (#)        All Other
 Position (1)                Ended                                                                  Compensation(3)
                             12/31
----------------------------------------------------------------------------------------------------------------------------------
Thomas J. Colatosti,         1998  $179,000    $15,000        717,837                               $14,400
 President and Chief         1997  $172,600    $22,000        121,000                               $14,000
 Executive Officer
----------------------------------------------------------------------------------------------------------------------------------
Robert C. Hughes, Former     1998  $235,500      -----        233,270                               $21,000
 President and Chief         1997  $221,250      -----        629,000                               $17,000
 Executive Officer           1996  $220,000    $75,000        639,000                               $15,000
----------------------------------------------------------------------------------------------------------------------------------
William A. Marshall, Vice    1998  $192,600      -----        213,000                               $14,500
 President, Chief            1997  $180,000      -----        213,000                               $17,000
 Financial Officer and       1996  $140,000    $47,000        213,000                               $79,000
 Treasurer
---------------------------------------------------------------------------------------------------------------------------------
Yona Wieder, Vice            1998  $180,000       ----        284,000                               $ 15,200
 President, Marketing and    1997  $180,000    $ 5,000        284,000                               $ 14,000
 Sales Worldwide Public      1996  $ 79,000    $27,000        284,000                               $163,000
 Sector
----------------------------------------------------------------------------------------------------------------------------------



(1) Mr. Colatosti, who joined the Company on December 30, 1996 (and served as Chief Operating Officer immediately prior to his promotion), became President and Chief Executive Officer on November 3, 1998, upon Mr. Hughes' resignation as President and Chief Executive Officer. Mr. Wieder joined the Company on July 1, 1996 and continued through December 31, 1998. Compensation listed for 1996 includes amounts for the period the Company was the Viisage Technology Division of Lau Technologies.

(2) The Company currently maintains an Executive Incentive Compensation Plan for its executive officers and other key employees of the Company to motivate members of the Company's executive team. Each participant in the Executive Incentive Compensation Plan may receive a percentage of his or her base salary based upon the Company's and each participant's individual performance, as determined by success in meeting established goals approved by the Chief Executive Officer, for individual goals, or the Board of Directors, for Company goals. The Compensation Committee administers the Plan.

(3) Amounts include 1998 401(k) plan match of $4,800 per listed person, $8,400 auto allowance, and various insurance benefit payments. Amounts also include relocation expenses of $66,000 for Mr. Marshall in 1996; and, for Mr. Wieder, $95,000 of consulting fees and $61,000 of commissions earned by Mr. Wieder for the 1996 period prior to his employment. The Company participates in the Lau Technologies 401(k) plan and pays its proportionate share of plan expenses based on the number of participants. The plan permits pre-tax contributions by participants of up to 15% of base compensation or the statutory limit. The Company may make discretionary contributions to the plan, subject to certain limits. Participants are fully vested in their contributions and vest 20% per year in employer contributions.

Stock Options Granted During 1998



  The following table sets forth information concerning individual grants of stock options made during 1998 to the Company's executive officers. It has not been the Company's policy in the past to grant stock appreciation rights, and no such rights were granted in 1998.



=======================================================================================================================
Name          Number of      % of Total          Exercise       Expiration Date        Potential Realizable Value at
              Securities     Options Granted     Price                                 Assumed Annual Rates of Stock
              Underlying     to Employees in     ($/share)                             Price Appreciation for Option
              Options        Year                                                      Term(2)
              Granted(1)                                                                     5%             10%
------------------------------------------------------------------------------------------------------------------------
Thomas J.
 Colatosti     596,837            67%             $0.9375       November 3, 2008          $655,700       $1,375,500
------------------------------------------------------------------------------------------------------------------------
Robert C.
 Hughes        183,270            21%             $  2.96       February 1, 2006           -----           -----
                50,000             6%             $0.9375       November 3, 2008          $54,900        $115,200
------------------------------------------------------------------------------------------------------------------------
William A.
 Marshall        ----            ----              ----               ----                 -----           -----
------------------------------------------------------------------------------------------------------------------------
Yona Wieder      ----            ----              ----               ----                 -----           -----
------------------------------------------------------------------------------------------------------------------------


(1) Options were granted under the 1996 Management Stock Option Plan, as amended. Total of options granted does not include Employee Stock Purchase Plan options. One half of Mr. Colatosti's shares vest over 36 months, and one half vest in seven years, subject to accelerated vesting based upon increases in market capitalization over pre-determined benchmarks. Mr. Hughes' options have vested, 50,000 of which are subject to his remaining an employee through May 6, 1999. The Option Plan is administered by the Compensation Committee of the Board of Directors. Options under the Option Plan may be either (a) "incentive options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) options that do not qualify under Section 422 of the Code ("nonqualified options"). Officers and key employees of the Company, but not directors, are eligible to receive options under the Option Plan. The exercise price of incentive options under the Option Plan may not be less than the fair market value of the underlying shares on the date of grant, except in the case of incentive options granted to holders of 10% or more of the total combined voting power of the Company, in which case the exercise price may not be less than 110% of such fair market value. The exercise price of nonqualified options is to be determined by the Compensation Committee at the time of option issuance. The Compensation Committee will determine the vesting schedule with respect to any grant of options. All options are subject to adjustment in certain events. Shares reserved for issuance under an option that is cancelled or terminated, and shares that are used in payment of option exercise prices, may be restored and made available for reissuance of additional options under the Option Plan, considering certain anti-dilution terms. The existing options contain reload option features.


(2)  The assumed rates are compounded annually for the full term of the options.

Stock Options Exercised During 1998


  The following table sets forth information concerning stock option exercises during 1998 and outstanding stock options held at the end of 1998 by the Company's executive officers. No stock appreciation rights were exercised or outstanding during 1998.



==================================================================================================================================
Name                     Shares Acquired on      Value Realized       Number of Securities         Value of Unexercised
                         Exercise                                     Underlying Unexercised       In-the-Money Options at
                                                                      Options at 12/31/98          12/31/98 ($)
                                                                      Exercisable/                 Exercisable/
                                                                      Unexercisable                Unexercisable(1)
----------------------------------------------------------------------------------------------------------------------------------
Thomas J. Colatosti           -----                  -----            15,303/702,534               $2,595/183,917
----------------------------------------------------------------------------------------------------------------------------------
Robert C. Hughes              -----                  -----            233,270/----                 $15,625/-----
----------------------------------------------------------------------------------------------------------------------------------
William A. Marshall           1,884                  $582             101,751/111,249              -----/-----
----------------------------------------------------------------------------------------------------------------------------------
Yona Wieder                   -----                  -----            117,126/166,874              -----/-----
----------------------------------------------------------------------------------------------------------------------------------


(1) Based on the $1.25 closing price of the Company's Common Stock on December 31, 1998 on the NASDAQ National Market System minus the respective option exercise price.

Ten Year Option Repricing


  The following table sets forth information concerning stock option repricing during 1998 for one executive officer of the Company. No stock appreciation rights existed or were repriced during 1998. The Compensation Committee's report on option repricing is set forth within the "Board Compensation Committee Report on Executive Compensation."



===================================================================================================================================
    Name        Date        Number of     Market Price of     Exercise Price       New
                            Securities    Stock at Time of      at Time of       Exercise        Length of Original Option Term
                            Underlying     Repricing ($)1      Repricing ($)     Price ($)       Remaining at Date of Repricing
                             Options
                           Repriced (#)
-----------------------------------------------------------------------------------------------------------------------------------

Thomas J.
Colatosti   July 22, 1998    100,000          $2.25              $13              $2.25          Expires July 21, 2007,
                                                                                                 Subject to earlier termination
            -----------------------------------------------------------------------------------------------------------------------

            July 22, 1998     21,000          $2.25              $6.25            $2.25          Expires December  8, 2007,
                                                                                                 Subject to earlier termination
===================================================================================================================================



(1) Based on the closing price of the Company's Common Stock on July 21, 1998 on the NASDAQ National Market System.

Employment Agreements

  Mr. Colatosti has an agreement with the Company that provides, among other terms, that the Company will pay Mr. Colatosti six months of current salary if Viisage terminates his employment, except for cause or if commensurate employment is offered with an affiliate. Mr. Colatosti is also subject to non-competition and non-solicitation provisions which generally survive one year beyond Mr. Colatosti's termination.

  Mr. Marshall has an agreement that includes annual salary, discretionary incentive compensation pursuant to the Company's Executive Incentive Compensation Plan and certain health, pension and other benefits (including stock option awards). The employment agreement expires on February 1, 2001, subject to early termination in the event of death or disability or as otherwise provided therein. The employment agreement also has a two year renewal option. The Company may terminate Mr. Marshall's employment with or without "cause" (as defined therein), but in the event such termination is without "cause" he will be entitled to receive severance pay at the current salary and incentive compensation levels for one year. In addition, Mr. Marshall may terminate his employment in the event of the Company's "non-performance" (as defined in the agreement), and will be entitled to the severance described above in the event of such a termination. The agreement also contains non-competition provisions which generally survive two years beyond Mr. Marshall's termination.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


  The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for establishing and managing compensation policies for the Company's executive officers and for making decisions about awards under certain of the Company's stock-based compensation plans in satisfaction of the Securities Exchange Act Rule 16b-3. Each Committee member is an outside director within the meaning of Rule 16(b) of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code. This report outlines the Company's compensation policies for the Chief Executive Officer and executive officers other than the Chief Executive Officer (collectively, the "executive officers").

  The Committee's compensation policies provide compensation opportunities that are comparable to those for similarly situated executives in comparable companies. These compensation policies are designed to reward executives based on their contributions to the Company's success with respect to shareholder value creation and to ensure the Company's ability to attract and retain qualified executives. The principal elements of compensation employed by the Committee to meet these objectives are base salaries, cash incentive opportunities, and stock options.

  In making its decisions, the Committee considers a range of factors it believes to be relevant, including the Company's pay levels relative to competitive norms, the Company's achievements over the past year, the individual's contributions to the Company's success, and the roles and responsibilities of each executive.

  Compensation levels and incentive opportunities are designed to generally reflect median levels of competitive compensation for executives with corresponding responsibilities in comparably sized peer firms, and are periodically adjusted to meet this objective. The actual level of compensation earned by each executive will vary according to the success of the Company and the performance of the individual.

  The Committee assesses the competitiveness of the Company's total compensation program and uses the services of an outside compensation consultant as needed. External comparisons are made to data drawn from a number of sources, including the publicly available disclosures of selected peer firms and national compensation surveys of technology firms of similar size and complexity.

  In determining the appropriateness of executive base salary levels, the Committee annually considers external competitiveness, the roles and responsibilities of the individual, the internal equity of pay relationships, and the contributions of the individual to the Company's success.

  The Committee manages an Executive Incentive Compensation Plan, described in the text above, under which awards are linked to the achievement of predetermined financial goals such as earnings and revenue growth, as well as individual objectives. The Committee assigns performance measures annually on the basis of the Company's key objectives. All executive officers are eligible to participate in this program.

  Options granted in 1998 to executive officers have an exercise price equal to the fair market value of the stock on the date of the grant (except for certain re-issued options to Mr. Hughes which retained the original exercise price which was above the then-current fair market value), implying that no compensation can be earned under this element unless shareholder value is created, and vesting requirements that are linked to the achievement of predetermined levels of market capitalization or to an extended service requirement. In determining the magnitude of the awards, the Committee considers the challenge associated with achieving the performance vesting requirements, competitive norms, and the roles, responsibilities, and prior performance of the individual. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

  In July 1998, in an effort to retain the services of, and provide competitive compensation to, Mr. Colatosti (who was, at the time, Chief Operating Officer) and non-senior level management and employees, the Company repriced stock options and adjusted related vesting benchmarks and values. Additional information about the repricing of Mr. Colatosti's options is set forth in the section entitled "Ten Year Option Repricing." The Committee and the Board had determined that, consistent with the goals of retaining and motivating employees and remaining competitive in the marketplace, the aforementioned options should be repriced in light of the price of the Company's Common Stock.

  During 1998, the Committee continued its approach of linking option grant vesting to either the achievement of predetermined levels of market capitalization or to extended, more than competitive, service requirements with additional option grants to certain executive officers, as listed in the section
"Stock Options Granted During 1998."   This approach is designed to ensure
that gains accruing to the executive officers will be commensurate with increases in shareholder value.

  Compensation for 1998 generally reflects levels required to retain executives. Following its annual review of compensation after the close of 1997, the Committee made adjustments in executive officers' salaries to reflect competitive norms.


                                               COMPENSATION COMMITTEE

                                               Thomas J. Reilly, Chairman

                                               Harriet Mouchly-Weiss

                                               Peter Nessen

Performance Graph

  Pursuant to Securities and Exchange Commission regulations, the Company has included in this Proxy Statement the following performance graph comparing cumulative returns for the Company's Common Stock with a broad-based market index, the NASDAQ Composite index, and a nationally recognized industry standard, the Russell 2000. This graph covers the period from the time the Company went public on November 8, 1996 through December 31, 1998. Shares of the Company's Common Stock were initially offered on November 8, 1996 at $10.50 per share. The performance graph does not reflect any prediction of future performance of the Company's stock.


                             [GRAPH APPEARS HERE]

--------------------------------------------------------------------------------------------
                    11/8/96    12/31/96     6/30/97    12/31/97     6/30/98    12/31/98
--------------------------------------------------------------------------------------------
VIISAGE             $100.00     $138.00     $165.00     $ 55.00     $ 20.00     $ 12.00
--------------------------------------------------------------------------------------------
NASDAQ COMPOSITE    $100.00     $103.00     $115.00     $125.00     $151.00     $174.00
--------------------------------------------------------------------------------------------
RUSSELL 2000        $100.00     $105.00     $115.00     $127.00     $133.00     $122.00
--------------------------------------------------------------------------------------------

Certain Relationships and Related Transactions

  Prior to its incorporation in Delaware on May 23, 1996 and the November 1996 initial public offering, the Company operated as the Viisage Technology Division of Lau Technologies. On November 6, 1996, Lau transferred substantially all of the assets and liabilities of its Viisage Technology Division to Viisage in exchange for shares of Viisage Common Stock.

  Under the terms of the Asset Transfer Agreement between the Company and Lau, on November 6, 1996, the Company issued to Lau 5,680,000 shares of Common Stock (comprising all of the outstanding Common Stock other than the shares sold in the initial public offering) in exchange for substantially all of the assets and business formerly constituting the Viisage Technology Division of Lau. In connection with this transaction, the Company agreed to assume substantially all the obligations and liabilities of Lau relating to the Viisage Technology Division. Each party has covenanted not to compete with the other for ten years. The Company's obligation not to compete with Lau is limited to the field of federal access control as defined in the Asset Transfer Agreement.

  The Company also entered into a License Agreement with Lau (the "License Agreement"), which became effective on November 6, 1996, pursuant to which Lau granted Viisage an exclusive, perpetual, irrevocable, paid-up, royalty-free, worldwide license (with sublicensing rights) for all of the technology relating to the Viisage Technology Division at the time of transfer and improvements thereto. Such license does not allow the Company to use the technology in the federal access control field as defined in the Asset Transfer Agreement.

  In connection with the asset transfer described above, the Company and Lau entered into an Administration and Services Agreement (the "Services Agreement"). Under the Services Agreement, Lau provides certain general accounting, data processing, payroll, human resources, employee benefits administration, shipping and receiving, and certain executive services to the Company. The Services Agreement requires the Company to pay a monthly fee based on the estimated actual cost of such services and permits the Company to terminate selected services upon 30 days' written notice. The amount for such services in 1998 was $636,000.

  The Company and Lau also entered into a Use and Occupancy Agreement relating to the Company's use of certain office space for its corporate headquarters. The Use and Occupancy Agreement requires the Company to pay its proportionate share of the cost of shared facilities and office services including rent, insurance, property taxes, utilities, and other operating expenses, based on square footage or equipment utilized. In February 1997, the Company and Lau moved to larger facilities and extended the Use and Occupancy Agreement through February 2002. The 1998 annual fee for facilities and services was $550,000.

  The Company issued subordinated debt and options to Lau Technologies, as set forth in the section entitled "Security Ownership." From time to time the Company purchases certain system components and the services of technical
personnel from Lau.   The amounts for such components and services for 1998 were approximately $1 million.

PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected the accounting firm of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1999. Arthur Andersen LLP has served in this capacity since 1996.

  Arthur Andersen representatives are expected to be present at the Annual Meeting and available to respond to appropriate questions. They will have an opportunity to make a statement if they desire to do so.

  Shareholder ratification of the selection of Arthur Andersen LLP is not required by the Company's By-laws or otherwise. The Board of Directors, however, is submitting the selection of Arthur Andersen LLP to the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain such firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its shareholders.

  The Board recommends a vote "FOR" the ratification of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1999.

No Other Matters

  The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of the 1999 Annual Meeting of Shareholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

Shareholder Proposals


  Shareholder proposals intended to be presented at the 2000 Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and proxy card relating to that meeting between January 29, 2000 and March 14, 2000.


Solicitation Expenses

  The Company will bear the cost of this solicitation. Solicitation will be made primarily by mail, but directors, officers, and employees of the Company may solicit proxies in person or by telephone or telecopy. The Company will request brokers, nominees, custodians, and fiduciaries to forward solicitation materials to obtain voting instructions from beneficial owners and will reimburse such parties for their reasonable expenses in connection therewith. In addition, the Company retains Boston EquiServe as its transfer agent which assists in the distribution of proxies.

Incorporation by Reference

  To the extent that this Proxy Statement has been specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Board Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Other Documents

  Upon written request by anyone who is a shareholder as of the record date, the Company will furnish, without charge, a copy of its Annual Report on Form 10-K. Such written request should be sent to the attention of the Chief Financial Officer, Viisage Technology, Inc., 30 Porter Road, Littleton, MA 01460.

                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                           VIISAGE TECHNOLOGY, INC.
                                30 Porter Road
                           Littleton, Massachusetts

                   Proxy Solicited by the Board of Directors
                          of Viisage Technology, Inc.
    for the 1999 Special Meeting in Lieu of Annual Meeting of Shareholders

     The undersigned hereby appoints as proxies Thomas J. Colatosti, Jeffrey A. Levinson and William A. Marshall, and each of them or such other persons as the Board of Directors of Viisage Technology, Inc. (the "Company") may designate, with full power of substitution. The undersigned hereby authorizes the above appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on March 31, 1999 at the Special Meeting in Lieu of 1999 Annual Meeting of Shareholders to be held on May 28, 1999 and any adjournments thereof.

     This proxy when properly executed will be voted as directed. If no direction is given, the proxy will be voted FOR the persons nominated as directors, FOR proposal two, and in accordance with the proxy holders' discretion respecting any other matters as may properly come before the meeting.

Please mark, date, sign and return this proxy card promptly.

 -------------                                                     -------------
  SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
     SIDE                                                              SIDE
 -------------                                                     -------------

                                  DETACH HERE
--------------------------------------------------------------------------------

[ X ] Please mark
      votes as in
      this example.


     1. Election of Directors
        Nominees: Peter Nessen and Thomas J. Reilly

                FOR       WITHHELD
               [   ]       [   ]

     [   ]
          ----------------------------------------
          For all nominees except as noted above

                                                      FOR   AGAINST  ABSTAIN
     2. Ratify the selection of Arthur Andersen      [   ]   [   ]    [   ]
        LLP as the Company's independent
        public accountants.



     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [   ]

     Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign the full corporate name by a duly authorized officer.



Signature:                                       Date:
          --------------------------------------      --------------------------

Signature:                                       Date:
          --------------------------------------      --------------------------